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                                                                      EXHIBIT 99




                                    Contact:
                                    Richard G. Smith
                                    Chief Financial Officer
                                    American Business Products
                                    (770) 953-8300
FOR IMMEDIATE RELEASE
                                    Investors: Robert P. Jones/Theresa Schillero
                                    Media Contact:  Jennifer Kirksey
                                    Morgen-Walke Associates, Inc.
                                    (212) 850-5600



              AMERICAN BUSINESS PRODUCTS APPOINTS HAROLD SMETHILLS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Atlanta, GA, December 6, 1999 - American Business Products (NYSE: ABP) today announced the appointment of Harold R. Smethills, 51, as President, Chief Executive Officer and a member of the Board of Directors of the Company.

         Mr. Smethills brings to American Business Products thirty years leadership experience at publicly held companies. He joins the firm after having most recently served as Chairman of Hill Equities LLC, a private investment and consulting firm, which he founded in 1995.

         In 1986, Mr. Smethills joined Adolph Coors Company (NYSE: RKY) as Executive Vice President and Chief Financial Officer after a successful 18-year career in Commercial Banking. He played a significant role in the development and execution of the Company's diversification strategy, particularly with the Company's packaging subsidiary, Graphic Packaging Company. He led the development and implementation of a major restructuring program to spin off Coors' non-brewing businesses into a public company. After the restructuring, Mr. Smethills became co-President of the newly created company, ACX Technologies. ACX (NYSE: ACX) implemented an aggressive acquisition and investment strategy that included the purchase of Gravure International, a Canadian and U.S. flexible packaging company. During his two-year tenure with ACX as a public company, ACX increased sales approximately 30% to $731 million and created significant value for the shareholders.

         G. Harold Northrop, Chairman of the Board, commented, "Harold is a proven leader with strong strategic and managerial expertise in the packaging industry. We are confident that his business development skills and successful record in creating and implementing growth strategies at Coors and ACX Technologies will provide American Business Products with the leadership needed to strengthen our position in the packaging industry and improve profitability."

         Mr. Smethills stated, "I am very exited to lead the ABP team. The Company's rich history and position in the flexible packaging and printing markets provides a solid platform for significant

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growth in the 21st Century. I look forward to working with the many dedicated employees as we move forward in creating value for our shareholders."

         Mr. Smethills replaces board member Daniel W. McGlaughlin who was serving as acting Chief Executive Officer.

         American Business Products, Inc. is a leading supplier of specialty packaging and printed office products. ABP's specialty packaging companies include: Jen-Coat, Inc., a leader in extrusion coating and laminating of packaging and other products; International Envelope Company, the world's largest converter of Tyvek(R) mailers and other soft packages; and Discount Labels, Inc., the largest short-run custom label producer in the U.S. ABP's printed office products business, Curtis 1000 Inc., is a leader in direct-to-user marketing of custom-printed envelopes and labels, digital document services and business forms. Information on American Business Products can be found on the Company's website at www.goabp.com.

         This press release contains certain forward-looking statements, including statements relating to the future financial results of the Company. Caution should be taken in relying upon forward-looking statements in this release because they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements. These risks and uncertainties include the Company's ability to successfully implement its revenue enhancement and growth strategies, and to improve profitability. Additional risk factors are detailed in the Company's periodic filings with the Securities and Exchange Commission, including those risks identified in the section captioned, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual report on Form 10-K for the year ended December 31, 1998, and its quarterly report on Form 10-Q for the quarter ended September 30, 1999, which discussion is incorporated in this release by reference.

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